Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Markforged Holding Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	2021 Stock Option and Incentive Plan Common Stock, $0.0001 par value per share	457(c) and (h)	9,299,653 shares(2)	$4.04(3)	$37,570,598.12	$0.0000927	$3,482.80
Equity	2021 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	457(c) and (h)	1,859,931 shares(4)	$3.43(5)	$6,379,563.33	$0.0000927	$591.39
	Total Offering Amounts				$43,950,161.45		—
	Total Fee Offsets						—
	Net Fee Due						$4,074.19

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.0001 par value per share (the “Common Stock”), of Markforged Holding Corporation (the “Registrant”) which become issuable under the Registrant’s 2021 Stock Option and Incentive Plan (the “2021 Plan”) and the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

Represents an automatic increase to the number of shares of Common Stock reserved for issuance under the 2021 Plan on January 1, 2022 pursuant to an “evergreen” provision contained in the 2021 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2021 Plan automatically increases on January 1 of each year by an amount equal to (i) 5% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or (ii) such lesser amount as determined by the Administrator (as such term is defined in the 2021 Plan). Shares available for issuance under the 2021 Plan were previously registered on a Registration Statement on Form S-8 (File No. 333-259665) filed with the Securities and Exchange Commission on September 20, 2021.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, and based on $4.04, the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on March 28, 2022.

(4)

Represents an automatic increase to the number of shares of Common Stock reserved for issuance under the 2021 ESPP on January 1, 2022 pursuant to an “evergreen” provision contained in the 2021 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2021 ESPP automatically increases on January 1 of each year by an amount equal to the lesser of: (i) 4,700,000 shares of Common Stock, (ii) 1% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, or (iii) such lesser amount as determined by the Administrator (as such term is defined in the 2021 ESPP). Shares available for issuance under the 2021 ESPP were previously registered on a Registration Statement on Form S-8 (File No. 333-259665) filed with the Securities and Exchange Commission on September 20, 2021.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on 85% of $4.04, the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on March 28, 2022. Pursuant to the 2021 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the fair market value of a share of Common Stock on the first trading day of the offering period or on the exercise date, whichever is less.